Exhibit 99.1

FMC Corporation
1735 Market Street
Philadelphia, PA 19103
USA
News Release	215.299.6000
fmc.com

For Release: Immediate

Media Contact: Jim Fitzwater - 215.299.6633
james.fitzwater@fmc.com
Financial Media Contact: Casey Clark - 202.346.8844
casey.clark@fticonsulting.com
FMC Investor Relations Contact: Alisha Bellezza - 215.299.6119
ir@fmc.com

FMC Corporation Announces Separation into Two Independent Public Companies

•	New FMC will be comprised of FMC Agricultural Solutions and FMC Health and Nutrition segments

•	FMC Minerals will be comprised of the current FMC Minerals segment, which includes the Alkali Chemicals and Lithium businesses

PHILADELPHIA, March 10, 2014 - FMC Corporation (NYSE: FMC) today announced plans to separate into two independent public companies, “New FMC,” which will be comprised of FMC’s Agricultural Solutions and Health and Nutrition segments and “FMC Minerals,” which will be comprised of FMC’s current Minerals segment. The company expects the separation, which remains subject to final board approval and other customary conditions, will take the form of a tax-free distribution of shares to existing FMC shareholders. FMC Corporation expects to complete the separation in early 2015, and each company is expected to be listed on the New York Stock Exchange.
Pierre Brondeau, FMC Corporation president, CEO and chairman, said: “FMC has proactively managed its portfolio during the last four years as part of Vision 2015, including a realignment of our reporting segments early last year. Our decision to separate into two independent companies is a natural progression of our strategy. We believe that creating two companies, each with its own publicly-listed equity, will enable the management of each company to pursue its own strategy. This will give each company greater focus on the success factors that are most important to its business and allow the adoption of a capital structure that is appropriate to its business profile.

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“The creation of two independent companies will deliver meaningful benefits to each of the businesses, the communities in which we operate and all of our stakeholders. Our customers will continue to have collaborative relationships with financially strong organizations that are focused on meeting their needs, and our employees will have new career opportunities.”
New FMC will be led by Pierre Brondeau, president, CEO and chairman, and Paul Graves will be the executive vice president and CFO. Mark Douglas, president of Agricultural Solutions, and Mike Smith, vice president and global business director of Health and Nutrition, will continue in their current roles.
FMC Minerals’ leadership team will be led by a new CEO who will be announced in the coming months. Andrew Sandifer, FMC Corporation’s current vice president of Strategic Development, will join the FMC Minerals executive leadership team as CFO. Ed Flynn will be chief operations officer for FMC Minerals. Tom Schneberger and Eric Norris will continue in their current executive leadership roles for Alkali Chemicals and Lithium, respectively.
New FMC
New FMC, comprised of FMC Agricultural Solutions and FMC Health and Nutrition segments, will be a technology-based and customer-driven company with deep application expertise. Based on the midpoint of the company’s February 2014 outlook, combined revenue and earnings for the Agricultural Solutions and Health and Nutrition segments are expected to be approximately $3.35 billion, up 16 percent over 2013, and $815 million, up 15 percent over 2013, respectively. New FMC is expected to maintain a strong balance sheet and financial policies consistent with FMC Corporation’s current credit rating.
FMC Agricultural Solutions is a science-based business, serving growers worldwide. Growers look to FMC Agricultural Solutions for innovative crop-protection products developed from science-based innovation, field development, applications expertise and toxicology that, on a crop-by-crop, region-by-region basis, enhance quality and yield.

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FMC Health and Nutrition develops products from natural sources that provide texture, stability and natural color solutions for food applications, while also producing binders, coatings and high-purity, high-concentration omega-3 for pharmaceutical and nutraceutical applications. Customers rely on FMC Health and Nutrition for its technical excellence, innovative products and collaborative R&D approach.
FMC Minerals
FMC Minerals will be comprised of the current FMC Minerals segment, which includes the Alkali Chemicals and Lithium businesses. Based on the midpoint of the company’s February 2014 outlook, revenue and earnings for the FMC Minerals segment are expected to be approximately $1.0 billion, up 7 percent over 2013, and $153 million, up 19 percent over 2013, respectively. FMC Minerals is expected to generate strong cash flow and have the financial flexibility to pursue select investment opportunities. FMC Minerals will maintain FMC Corporation’s disciplined approach to capital deployment and will continue to focus on sustainable, safe and ethical extraction of minerals, process efficiencies, and manufacturing and customer service excellence.
Both the Alkali Chemicals and Lithium businesses are structurally-advantaged minerals businesses, with cost-advantaged operations. Both businesses compete in attractive markets. The Alkali Chemicals business is the largest global producer of natural soda ash, using low-cost technologies to extract trona ore to produce soda ash and related products used in the glass, chemical processing and detergent industries. The Lithium business is the only brine-to-metals producer with a broad global product portfolio, selling into the energy storage, pharmaceuticals, polymers and industrial markets. Underlying market demand for lithium remains strong, driven by growth in energy storage from electric vehicle adoption and other applications.
Bank of America Merrill Lynch and Goldman Sachs are acting as financial advisors to FMC Corporation on the proposed transaction and Wachtell, Lipton, Rosen & Katz is serving as legal advisor to the company.

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Conference Call

FMC Corporation will conduct a conference call and webcast presentation at 8:30 a.m. ET on Monday, March 10, 2014. This event will be available live and as a replay on the web at http://www.fmc.com. The company will post supplemental information on the web at http://www.fmc.com, including a slide presentation that will be used during the conference call.
Webcast Conference Call: Monday, March 10, 2014 at 8:30 a.m. ET. The live call is open to the public via Internet broadcast and telephone.
Internet broadcast: www.fmc.com
Dial-in telephone numbers:
U.S. / Canada: (877) 359-9508
International: (224) 357-2393
Conference ID # 9077796

Webcast Conference Call Replay: Available via the internet and telephone from 12:00 p.m. ET on Monday, March 10, 2014, until Tuesday, June 10, 2014.
Internet replay: www.fmc.com
U.S. / Canada telephone number: (855) 859-2056
International telephone number: (404) 537-3406
Enter Conference ID # 9077796

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FMC Corporation is a diversified chemical company serving agricultural, industrial, environmental, and consumer markets globally for more than a century with innovative solutions, applications and quality products. In 2013, FMC Corporation had annual sales of approximately $3.9 billion. The company employs approximately 5,600 people throughout the world, and operates its businesses in three segments: FMC Agricultural Solutions, FMC Health and Nutrition, and FMC Minerals. For more information, visit www.FMC.com.

Safe Harbor Statement under the Private Securities Act of 1995: Statements in this news release that are forward-looking statements are subject to various risks and uncertainties concerning specific factors described in FMC Corporation's 2013 Form 10-K and other SEC filings. Such information contained herein represents management's best judgment as of the date hereof based on information currently available. FMC Corporation does not intend to update this information and disclaims any legal obligation to the contrary. Historical information is not necessarily indicative of future performance.

Pro forma revenues and earnings referred to in this announcement are defined as FMC Corporation’s full year revenue, realigned according to the expected business structures of the two corporations, assuming separation as of January 1, without other adjustments. Definitions of non-GAAP terms and reconciliations of non-GAAP figures to the nearest available GAAP term are available on the website.

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